EXHIBIT 5.1, 8.1, 23.1

April 13, 2006

Greenwich Capital Markets, Inc. 600 Steamboat Road Greenwich, Connecticut 06830

Fremont Home Loan Trust 2006-1

Asset-Backed Certificates, Series 2006-1

Ladies and Gentlemen:

We have acted as counsel to Greenwich Capital Financial Products, Inc. (the “Seller”), Financial Asset Securities Corp. (the “Depositor”) and Greenwich Capital Markets, Inc. (“GCM” and the “Initial Purchaser”) in connection with (i) the Assignment and Recognition Agreements, dated April 10, 2006 (each, a “Seller Sale Agreement”), among the Seller, the Depositor and Fremont Investment & Loan (“Fremont”), (ii) the Pooling and Servicing Agreement, dated as of April 1, 2006 (the “Pooling and Servicing Agreement”), among the Depositor, Wells Fargo Bank, N.A. (the “Servicer”) and Deutsche Bank National Trust Company (the “Trustee”), and the certificates issued pursuant thereto designated as Asset-Backed Certificates, Series 2006-1 (the “Certificates”), (iii) the Underwriting Agreement, dated April 10, 2006 (the “Underwriting Agreement”), between the Depositor, GCM and Wachovia Capital Markets, LLC (together, the “Underwriters”), (iv) the Certificate Purchase Agreement, dated April 13, 2006 (the “Purchase Agreement”), between the Depositor and the Initial Purchaser, (v) the Indemnification Agreement, dated March 24, 2006, between the Depositor and the Servicer, the Indemnification Agreement, dated April 10, 2006, between the Depositor and the Servicer, the Indemnification Agreement, dated March 24, 2006, among the Depositor, GCM and Fremont, the Indemnification Agreement, dated March 24, 2006, between the Depositor and the Trustee and the Indemnification Agreement, dated April 10, 2006, between the Depositor and HSBC Bank USA, National Association (each, an “Indemnification Agreement”), (vi) the Free Writing Prospectus (including the Base Prospectus, as defined below), dated March 24, 2006 (the “Free Writing Prospectus”) as used on March 27, 2006 (the “Pricing Date”) and (vii) the Prospectus Supplement, dated April 10, 2006 (the “Prospectus Supplement”), and the Prospectus to which it relates, dated April 4, 2006 (the “Base Prospectus” together with the Prospectus Supplement, the “Prospectus”) and (viii) the Private Placement Memorandum, dated April 13, 2006 (the “Private Placement Memorandum”). The Seller Sale Agreements, the Pooling and Servicing Agreement, the Underwriting Agreement, the Purchase Agreement and the Indemnification Agreements are collectively referred to herein as the “Agreements.” Capitalized terms not defined herein have the meanings assigned to them in the Agreements.

In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in any opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, the conformity to the originals of all documents submitted to us as copies, the genuineness of all signatures and the legal capacity of natural persons, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary entity authorization, execution, authentication, payment, delivery and enforceability (as limited by bankruptcy and other insolvency laws) of and under all documents, and the necessary entity power and authority with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates in a manner that affects the correctness of any opinion expressed below. In rendering this opinion letter, except for any matter that is specifically addressed in any opinion expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates. Each assumption herein is made and relied upon with your permission and without independent investigation.

In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in any opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, the conformity to the originals of all documents submitted to us as copies, the genuineness of all signatures and the legal capacity of natural persons, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary entity authorization, execution, authentication, payment, delivery and enforceability (as limited by bankruptcy and other insolvency laws) of and under all documents, and the necessary entity power and authority with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates in a manner that affects the correctness of any opinion expressed below. In rendering this opinion letter, except for any matter that is specifically addressed in any opinion expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates. Each assumption herein is made and relied upon with your permission and without independent investigation.

We have conducted no independent investigation with respect to the facts relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. This opinion letter is therefore based solely upon our review of the documents referred to herein. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter. In addition, if we indicate herein that any opinion is based on our knowledge, our opinion is based solely on such actual present knowledge of such attorneys.

In rendering this opinion letter, we do not express any opinion concerning any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States including without limitation the Securities Act of 1933, as amended (the “1933 Act”) and Sections 860A through 860G (the “REMIC Provisions”) of the Internal Revenue Code of 1986, as amended (the “Code”) applicable to a real estate mortgage investment conduit (“REMIC”) and applicable regulations thereunder and current judicial and administrative authority with respect thereto. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

Based upon and subject to the foregoing, it is our opinion that:

1.

Each of the Agreements to which the Seller or the Depositor is a party (to the extent that the laws of the State of New York are designated therein as the governing law thereof), assuming the necessary entity power and authority therefor and authorization, execution and delivery thereof by the parties thereto and the enforeability thereof against the other parties thereto, is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder in accordance with its terms against the Depositor or Seller, as the case may be.

2.

The Certificates, assuming the necessary power and authority therefor, authorization, execution, authentication and delivery thereof and payment therefor in accordance with the applicable Agreements, are validly issued and outstanding and are entitled to the benefits of the Pooling and Servicing Agreement.

3.

Assuming the accuracy of and compliance with the factual representations, covenants and other provisions of the Agreements without any waiver or modification thereof, for United States federal income tax purposes within the meaning of the Code in effect on the date hereof, (i) each of REMIC 1, REMIC 2, REMIC 3, REMIC 4, REMIC 5, and REMIC 6 will qualify as a REMIC within the meaning of the Code, (ii) the REMIC 1 Regular Interests will represent ownership of the “regular interests” in REMIC 1, and the Class R-1 Interest will constitute the sole class of “residual interests” in REMIC 1, (iii) the REMIC 2 Regular Interests will represent ownership of the “regular interests” in REMIC 2, and the Class R-2 Interest will constitute the sole class of “residual interests” in REMIC 2, (iv) each of the Class I-A-1 Certificates, the Class II-A-1 Certificates, the Class II-A-2 Certificates, the Class II-A-3 Certificates, the Class II-A-4 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates and the Class M-5 Certificates, the Class

M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates (exclusive of any right of the holders of such Certificates to receive distributions from the Net WAC Rate Carryover Reserve Account or the Swap Account in respect of the Net WAC Rate Carryover Amount or the obligation to make payments to the Swap Account), the Class C Interest, the Class P Interest and the Class IO Interest will represent ownership of “regular interests” in REMIC 3 and will generally be treated as debt instruments of REMIC 3, and the Class R-3 Interest will constitute the sole class of “residual interests” in REMIC 3, (v) the Class C Certificates (exclusive of any obligation to make payments to the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount) will represent ownership of “regular interests” in REMIC 4 and will generally be treated as debt instruments of REMIC 4, and the Class R-4 Interest will constitute the sole class of “residual interests” in REMIC 4, (vi) the Class P Certificates will represent ownership of “regular interests” in REMIC 5 and will generally be treated as debt instruments of REMIC 5, and the Class R-5 Interest will constitute the sole class of “residual interests” in REMIC 5, (vii) REMIC 6 Regular Interest SWAP IO will represent ownership of “regular interests” in REMIC 6 and will generally be treated as debt instruments of REMIC 6, and the Class R-6 Interest will constitute the sole class of “residual interests” in REMIC 6, (viii) the Class R Certificates will evidence ownership of the Class R-1 Interest, Class R-2 Interest and Class R-3 Interest and (ix) the Class R-X Certificates will evidence ownership of the Class R-4 Interest, the Class R-5 Interest and the Class R-6 Interest.

4.

The statements made in the Base Prospectus under the heading “Material Federal Income Tax Consequences”, in the Prospectus Supplement and the Preliminary Prospectus under the heading “Federal Income Tax Consequences” and in the Private Placement Memorandum under the heading “Certain Federal Income Tax Consequences”, to the extent that those statements constitute matters of law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the securities to which they relate, are correct in all material respects with respect to those consequences or matters that are discussed therein.

We hereby consent to the filing of this opinion letter as an Exhibit to the Current Report of the Registrant on Form 8-K and to the Registration Statement, to the use of our name in the Prospectus and Prospectus Supplement under the heading “Legal Matters” and to the filing of this opinion letter as an exhibit to any application made by or on behalf of the Registrant or any dealer in connection with the registration or qualification of the Certificates under the securities law of any State of the United States or other jurisdiction, without admitting that we are “persons” within the meaning of Section 7(a) or I I (a)(4) of the 1933 Act, or “experts” within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement.

Very truly yours,

By: /s/ Thacher Proffitt & Wood LLP